UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 9, 2021
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000

(Former Name or Former Address, if Changed Since Last Report)
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Guarantee of Toll Brothers Finance Corp. 5.625% Senior Notes due 2024	TOL/24	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
Toll Brothers, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 9, 2021. There were 122,821,063 shares of common stock eligible to vote at the meeting. The final voting results for each proposal submitted to a vote of the Company's stockholders are as follows:
Proposal One – Election of Directors:

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Robert I. Toll	100,868,552	733,717	43,674	9,620,195
Douglas C. Yearley, Jr.	99,421,320	2,112,193	112,430	9,620,195
Richard J. Braemer	99,373,539	2,224,634	47,770	9,620,195
Stephen F. East	101,237,421	361,089	47,433	9,620,195
Christine N. Garvey	100,990,977	610,259	44,707	9,620,195
Karen H. Grimes	100,839,755	760,108	46,080	9,620,195
Carl B. Marbach	95,781,004	5,815,909	49,030	9,620,195
John A. McLean	99,021,118	2,576,463	48,362	9,620,195
Wendell E. Pritchett	100,056,075	1,540,896	48,972	9,620,195
Paul E. Shapiro	96,213,658	5,384,172	48,113	9,620,195
Proposal Two – Ratification of the Re-Appointment of Independent Registered Public Accounting Firm:

FOR	AGAINST	ABSTAIN
109,522,688	1,684,296	59,154
Proposal Three – Advisory and Non-Binding Vote on Executive Compensation (Say on Pay):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
99,504,340	2,022,416	119,187	9,620,195

Item 8.01    Other Events
On March 9, 2021, the Board of Directors appointed Paul E. Shapiro as Lead Independent Director and Chair of its Nominating and Corporate Governance Committee, and appointed Christine N. Garvey as Chair of its Audit and Risk Committee. In addition, the Board of Directors approved changes to certain committee assignments such that the Board’s standing committees are now composed of the following Board members:

Audit and Risk Committee:	Christine N. Garvey, Chair	Richard Braemer
	Stephen F. East	Karen H. Grimes
	Carl B. Marbach	Paul E. Shapiro

Executive Compensation Committee:	Carl B. Marbach, Chair	Stephen F. East
	Christine N. Garvey	John A. McLean
Wendell E. Pritchett

Nominating and Corporate Governance Committee:	Paul E. Shapiro, Chair	Karen H. Grimes
	John A. McLean	Wendell Pritchett

Public Debt and Equity Committee:	Richard Braemer, Chair	Cristine N. Garvey
Carl B. Marbach
In addition, on March 9, 2021, the Company announced that its Board of Directors approved an increase in its quarterly cash dividend from $0.11 per share to $0.17 per share. The dividend will be paid on April 23, 2021 to shareholders of record on the close of business on April 9, 2021.

Item 9.01    Financial Statements and Exhibits.
(d). Exhibits
Exhibit
No.     Item

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	March 10, 2021	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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